CHANGE IN CONTROL AGREEMENT


     THIS CHANGE IN CONTROL AGREEMENT (this "Agreement"), dated this 11th day of June, 1996, by and between Baldwin Piano & Organ
Company, a Delaware corporation (the "Company"), and Steve Brock
(the "Executive").

                          WITNESSETH:
                          ----------
     WHEREAS, the Company wishes to assure itself and its key employees of continuity of management and objective judgment in the event of any actual or contemplated Change in Control of the Company, and the Executive is a key employee of the Company and is an integral part of management of the Company; and

     WHEREAS, this Agreement is not intended to materially alter the compensation and benefits that the Executive could reasonably expect to receive in the absence of a Change in Control of the Company, and this Agreement accordingly will be operative only upon circumstances relating to an actual or anticipated change in control of the Company.

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants herein contained, the parties hereby agree as follows:

I.   OPERATION OF AGREEMENT

     This Agreement shall be effective immediately upon its execution by the parties hereto, but anything in this Agreement to the contrary notwithstanding, neither the Agreement nor any provision hereof shall be operative unless, during the term of this Agreement, there has been a Change in Control of the Company, as defined in Article III below. Upon such a Change in Control of the Company during the term of this Agreement, all of the provisions hereof shall become operative immediately.

II.  TERM OF AGREEMENT

     The term of this Agreement shall commence on the date hereof and continue for a period of five years.

III. DEFINITIONS

     1. "Average Annual Compensation" - the average of the Executive's annual salary plus the average of the Executive's annual bonus and/or incentive compensation, both for the five-year period (or such shorter period as the Executive shall have been employed by the Company if the Executive shall have been employed for less than five years) immediately preceding the Executive's termination.

     2. "Board" or "Board of Directors" - the Board of Directors of the Company.

     3.   "Change in Control" - either

          (i) a change in control of the direction and administration of the Company's business of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"), as in effect on the date hereof and any successor provision of the regulations under the 1934 Act, whether or not the Company is then subject to such reporting requirements; or

          (ii) any person (as such term is used in 13(d) and 14(d)(2) of the 1934 Act but excluding any employee benefit plan of the Company) is or becomes the "beneficial owners" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing more than one half of the combined voting power of the Company's outstanding securities then entitled to vote for the election of directors; or

          (iii) the Company shall sell all or substantially all of the assets of the Company; or

          (iv) the members of the Board at the beginning of any one-year period cease for any reason to constitute at least a majority of the Board at the end of such period; or

          (v) the Company shall participate in a merger, reorganization, consolidation or similar business combination that constitutes a change in control as defined in the Baldwin Piano &
Organ Company 1994 Incentive Stock Option Plan and/or results in the occurrence of any event described in this paragraph 3.

     4.   "Code" - the Internal Revenue Code of 1986, as amended.

     5.   "Excess Severance Payment" - the term "Excess Severance
Payment" shall have the same meaning as the term "excess parachute payment" defined in Section 280G(b)(1) of the Code.

     6. "Present Value" - the term "Present Value" shall have the same meaning as provided in Section 280G(d)(4) of the Code.

     7.   "Reasonable Compensation" - the term "Reasonable
Compensation" shall have the same meaning as provided in Section
280G(b)(4) of the Code.

     8. "Severance Payment" - the term "Severance Payment" shall have the same meaning as the term "parachute payment" defined in
Section 280G(b)(2) of the Code.

IV.  BENEFITS UPON TERMINATION FOLLOWING A CHANGE IN CONTROL

     1. Termination - The Executive shall be entitled to, and the Company shall pay or provide to the Executive, the benefits described in Section 2 below if (a) a Change in Control occurs during the term of this Agreement, and (b) the Company terminates the Executive's employment, either by actual termination or by constructive termination, within one (1) year following the Change in Control. For the purposes of this Agreement, (i) "actual termination" includes any termination except for the Executive's death, disability, willful misconduct, or retirement at or after the normal retirement date, and (ii) "constructive termination" includes the Company (A) materially changing the Executive's duties and/or responsibilities, (B) materially reducing the Executive's salary, (C) materially changing the Executive's assigned site location, and (D) failing to provide the Executive with substantially the same level of retirement and welfare benefits and perquisites that were provided prior to the Change in Control.

     2. Benefits to be Provided - If the Executive becomes eligible for benefits under Section 1 above, the Company shall pay or provide to the Executive the benefits set forth in this Section 2.

          (a) Compensation - The Executive will receive the Executive's Average Annual Compensation in equal installments for a period of twelve (12) months from the Executive's date of termination in the same manner as the Executive's salary and bonus and/or incentive compensation was being paid as of the date of termination, subject to withholding of all applicable taxes and any amounts referred to in Section 2(b) below; provided, however, that,
                                           --------  -------
at the option of Executive, the payments provided for hereunder shall be paid in a single lump sum payment, to be paid not later than thirty (30) days after the Executive's termination of employment, provided further, that the amount of such lump sum
            -------- -------
payment shall be determined by taking the compensation payments to be made and discounting them to their Present Value.

          (b) Health and Life Insurance Coverage - The health and life insurance benefits coverage provided to the Executive at the Executive's date of termination shall be continued at the same level and in the same manner as if the Executive's employment had not terminated (subject to the customary changes in such coverages if the Executive retires, reaches age 65 or similar events), beginning on the date of such termination and ending on the earlier of (i) the date twelve (12) months from the date of such termination and (ii) the date that the Executive becomes employed by any other employer. Any additional coverages the Executive had at termination, including dependent coverage, will also be continued for such period at the same level and on the same terms as provided to the Executive immediately prior to the Executive's termination, to the extent permitted by the applicable policies or contracts. Any costs Executive was paying for such coverages at the time of termination shall be paid by the Executive by separate check payable to the Company each month in advance. If the terms of any benefit plan referred to in this Section do not permit continued participation by the Executive, then the Company will arrange for other coverage at its expense providing substantially similar benefits as it can find for other officers in similar positions.

          (c) Employee Retirement Plans - To the extent permitted by the applicable plan, the Executive will be fully vested in and will be entitled to continue to participate, consistent with past practices, in all employee retirement plans maintained by the Company in effect as of the Executive's date of termination. The Executive's participation in such retirement plans shall continue for a period beginning on the date of the Executive's termination and ending on the earlier of (i) the date twelve (12) months from the date of such termination and (ii) the date that the Executive becomes employed by any other employer (at which point the Executive will be considered to have terminated employment within the meaning of the plans) and the compensation payable to the Executive under paragraph (a) above shall be treated (unless otherwise excluded) as compensation under the plan. If full vesting and continued participation in any plan is not permitted, the Company shall pay to the Executive and, if applicable, the Executive's beneficiary, a supplemental benefit equal to the Present Value on the date of termination of employment of the excess (i) the benefit the Executive would have been paid under such plan if the Executive had been fully vested and had continued to be covered for the 12-month period as if the Executive had earned compensation described under paragraph (a) above and had made contributions sufficient to earn the maximum matching contribution, if any, under such plan (less any amounts the Executive would have been required to contribute), over (ii) the benefit actually payable to or on behalf of the Executive under such plan. For purposes of determining the benefit under (i) in the preceding sentence, contributions deemed to be made under a defined contribution plan will be deemed to be invested in the same manner as the Executive's account under such plan at the time of termination of employment. The Company shall pay such supplemental benefits (if any) in a lump sum.

          (d) Accelerated Vesting Schedules - All stock options granted to the Executive shall immediately vest in full. Moreover, the Executive shall be entitled to receive immediately upon such termination the cash value of any long term incentives payable to the Executive under any long term incentive compensation plans, including but not limited, to the Company's 1994 Long Term Incentive Plan, in which the Employee is then participating calculated as of the date of the Executive's termination regardless of any provisions in such plans requiring continued employment with the Company. If the Executive informs the Company that the Executive desires to exercise any or all of the stock options granted which have vested (including such options which have vested pursuant to this paragraph (d)) immediately prior to the Executive's termination of employment, then the Company in its sole discretion shall either (a) register the underlying shares of the Company's common stock for sale to the public pursuant to a registration statement filed by the Company with the Securities and Exchange Commission within 180 days of the termination of the Executive's employment, or (b) purchase from the Executive the stock options which the Executive desires to exercise. If the Company elects to purchase the stock options, the purchase price to be paid by the Company for each such option being purchased shall be the difference between the last sale price of the Company's common stock on the Nasdaq National Market on the day prior to the date of termination and the exercise price of the option.

          (e) Effect of Lump Sum Payment - The lump sum payment under paragraph (a) above shall not alter the amounts the Executive is entitled to receive under the benefit plans described in paragraphs (b) and (c) above. To the extent permitted by the applicable plans and subject to paragraphs (g) and (h) below, benefits under such plans shall be determined as if the Executive had remained employed and received such payments over a period of twelve (12) months.

          (f) Effect of Death or Retirement - Any vested benefits payable or to be provided under this Agreement shall continue in the event of the Executive's death and shall be payable to the Executive's estate or named beneficiary. Any vested benefits payable or to be provided under this Agreement shall cease in the event of the Executive's election to commence retirement benefits under the Company's retirement plan.

          (g) Limitation on Amount - Notwithstanding anything in this Agreement to the contrary, any benefits payable or to be provided to the Executive by the Company or its affiliates, whether pursuant to this Agreement or otherwise, which are treated as Severance Payments shall be modified or reduced in the manner provided in paragraph (h) below to the extent necessary so that the benefits payable or to be provided to the Executive under this Agreement that are treated as Severance Payments, as well as any payments or benefits provided outside of this Agreement that are so treated, shall not cause the Company to have paid an Excess Severance Payment. In computing such amount, the parties shall take into account all provisions of Section 280G of the Code, including making appropriate adjustments to such calculation for amounts established to be Reasonable Compensation.

          (h) Modification of Amount - In the event that the amount of any Severance Payments that would be payable to or for the benefit of the Executive under this Agreement must be modified or reduced to comply with this Section 2, the Executive shall direct which Severance Payments are to be modified or reduced; provided, however, that no increase in the amount of any payment or
- --------  -------
change in the timing of the payment shall be made without the consent of the Company.

          (i) Avoidance of Penalty Taxes - This Section 2 shall be interpreted so as to avoid the imposition of excise taxes on the Executive under Section 4999 of the Code or the disallowance of a deduction to the Company pursuant to Section 280G(a) of the Code with respect to amounts payable under this Agreement or otherwise.

          (j) Additional Limitation - In addition to the limits otherwise provided in this Section 2, to the extent permitted by law, the Executive may in the Executive's sole discretion elect to reduce any payments the Executive may be eligible to receive under this Agreement to prevent the imposition of excise taxes on the Executive under Section 4999 of the Code.

          (k) No Obligation to Fund - The agreement of the Company (or its successor) to make payments to the Executive hereunder shall represent solely the unsecured obligation of the Company (and its successor), except to the extent the Company (or its successors) in its sole discretion elects in whole or in part to fund its obligations under this Agreement pursuant to a trust arrangement or otherwise.

     3. Covenant Not to Compete. Notwithstanding the foregoing, at all times during the term of this Agreement, and for a period of one year after the Executive's termination of employment with the Company, the Executive agrees that the Executive will not directly or indirectly enter into or in any manner take part in any business or endeavor, either as an employee, agent, independent contractor, owner or otherwise, which directly or indirectly competes with the Company.

V.   MISCELLANEOUS

     1. Contract Non-Assignable. The parties acknowledge that this Agreement has been entered into due to, among other things, the special skills of the Executive, and agree that this Agreement may not be assigned or transferred by the Executive, in whole or in part, without the prior written consent of the Company. Any business entity succeeding to all or substantially all of the business of the Company by purchase, merge, consolidation, sale of assets or otherwise, shall be bound by this Agreement.

     2. Other Agents. Nothing in this Agreement is to be interpreted as limiting the Company from employing other personnel on such terms and conditions as may be satisfactory to the Company.

     3. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered or seven days after mailing if mailed, first class, certified mail, postage prepaid:

          To the Company:     Baldwin Piano & Organ Company
                              422 Wards Corner Road
                              Loveland, Ohio  45140-8390

          To the Executive:   Steve Brock
                              5672 Oak Vista Drive
                              Cincinnati, Ohio  45227

Any party may change the address to which notices, requests, demands and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.

     4. Provisions Severable. If any provision or covenant, or any part thereof, of this Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect.

     5. Waiver. Failure of either party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement or of the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by the party making the waiver.

     6. Amendments and Modifications. This Agreement may be amended or modified only by a writing signed by both parties hereto, which makes specific reference to this Agreement.

     7. Governing Law. The validity and effect of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Ohio.

     8. Arbitration of Disputes; Expenses. The parties agree that all disputes that may arise between them relating to the interpretation or performance of this Agreement, including matters relating to any funding arrangements for the benefits provided under this Agreement, shall be determined by binding arbitration through an arbitrator approved by the American Arbitration Association or other arbitrator mutually acceptable to the parties. The award of the arbitrator shall be final and binding upon the parties and judgment upon the award rendered may be entered in any court having jurisdiction. In the event the Executive incurs legal fees and other expenses in seeking to obtain or to enforce any rights or benefits provided by this Agreement and is successful in obtaining or enforcing any such rights or benefits through settlement, arbitration or otherwise, the Company shall promptly pay the Executive's reasonable legal fees and expenses incurred in enforcing this Agreement. Except to the extent provided in the preceding sentence, each party shall pay its own legal fees and other expenses associated with the arbitration, provided that the fee for the arbitrator shall be shared equally.

     9. Indemnity. The Executive shall be entitled to the benefits of the indemnity currently applicable to the Executive, if any, as provided by the Company's Certificate of Incorporation or Bylaws. Any changes to the Certificate of Incorporation or Bylaws reducing the indemnity granted to officers shall not affect the rights granted hereunder. The Company may not reduce these indemnity benefits confirmed to the Executive hereunder without the written consent of the Executive.

     10. Consideration for Payments. The Executive's benefits hereunder shall be payable to the Executive as severance pay in consideration for the Executive's past service and the Executive's continued service from the date hereof. The Executive shall have no duty to mitigate the Executive's damages by seeking other employment.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officers and the Executive has hereunto set the Executive's hand, as of the date and year first above written.

                                   BALDWIN PIANO & ORGAN COMPANY



                                   By: KAREN L. HENDRICKS
                                       ------------------
                                        Karen L. Hendricks

                                   Title: President



Attest: C.R. JUENGLING
        --------------
     Title: Secretary

(CORPORATE SEAL)


     EXECUTIVE


     STEVE BROCK
     -----------
     Steve Brock